Exhibit 4.338

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 166425 dated October 31, 2018

For Rendering

data communication services excluding data communication services for the purposes of voice data communication

This License is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN)

7740000076

Location address (place of residence):

4, Marksistskaya Str., Moscow, 109147

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until October 31, 2023.

This License is granted by decision of the licensing body - Order dated June 26, 2018 No. 457-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296